File Nos. 33-13021 & 811-5086

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec. 240.14a-12

                            CHURCHILL TAX-FREE TRUST
               (Exact Name of Registrant as Specified in Charter)

                         380 Madison Avenue, Suite 2300
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 697-6666
                         (Registrant's Telephone Number)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required

                             Solicitation Script

                       Churchill Tax-Free Fund of Kentucky

                                 1-866-615-7265



Greeting:

Hello, is Mr./Ms. _________ available please?
Hi Mr./Ms. , my name is and I am calling on behalf of Churchill Tax-Free Fund of Kentucky on a recorded line. Recently you were mailed proxy materials for the upcoming Annual Meeting of Shareholders scheduled for April 25, 2008. Have you received this material?

If Received:
Your Fund's Board of Trustees is recommending that you vote in favor of the proposals outlined in the proxy statement. For your convenience, would you like to vote now over the phone?

IF Yes:
The process will only take a few moments.

        Again, my name is                           , a proxy voting specialist
        on behalf of Churchill Tax-Free Fund of Kentucky. Today's date is and the time is Eastern Time.

        Would you please state your full name and full mailing address?

        Are you authorized to vote all shares?
        (If  Yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Trustees has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for these proposals. How do you wish to vote your account/each of your accounts?


                     For Favorable Vote:
                     Mr./Ms. I have recorded your vote as follows, for all of your Churchill Tax-Free Fund of Kentucky accounts you are voting in favor of the proposals as set forth in the proxy materials you received.

                     For Non-Favorable Vote:
                     Mr./Ms. I have recorded your vote as follows, for all of your Churchill Tax-Free Fund of Kentucky accounts you are voting against the proposals as set forth in the proxy materials you received.

                     For Abstentions:
                     Mr./Ms. I have recorded your vote as follows, for all of your Churchill Tax-Free Fund of Kentucky accounts you are abstaining on the proposals as set forth in the proxy materials you received.


You will receive a written confirmation of your vote. If you wish to make any changes you may contact us by calling 1-866-615-7265. Thank you very much for your participation and have a great day/evening.


If Unsure of voting:
Would you like me to review the proposals with you? (Answer all the shareholder's questions and ask them if they wish to vote over the phone. If they agree, return to authorized voting section)


If Not Received:
I can resend the materials to you. Do you have an email address this can be sent to?
(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip) Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.



If Shares were sold after (record date)
I understand Mr./Ms.__________, however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections to voting your shares now?

If  Not Interested:
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

                           ANSWERING MACHINE MESSAGE:


         Hello, my name is ____________________ and I am a proxy voting specialist for Churchill Tax-Free Fund of Kentucky. You should have received proxy material in the mail concerning the Annual Meeting of Shareholders to be held on April 25, 2008.

              Your participation is very important. To vote over the telephone, call toll-free at 1-866-615-7265 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
              Thank you for your prompt attention to this matter.



                           AUTOMATED ANSWERING MACHINE MESSAGE
         Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of Churchill Tax-Free Fund of Kentucky. You should have received proxy material in the mail concerning the Annual Meeting of Shareholders to be held on April 25, 2008.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-615-7265 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM - 9:00 PM and Saturday 10:00AM - 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.


                           INBOUND - CLOSED RECORDING

              "Thank you for calling the Broadridge Proxy Services Center for Churchill Tax-Free Fund of Kentucky. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.


                         INBOUND - CALL IN QUEUE MESSAGE

               "Thank you for calling the Broadridge Proxy Services Center for Churchill Tax-Free Fund of Kentucky. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.


                             END OF CAMPAIGN MESSAGE

              "Thank you for calling the Broadridge Proxy Services Center for Churchill Tax-Free Fund of Kentucky. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Churchill Tax-Free Fund of Kentucky account, please contact your Financial Advisor or call the Churchill Tax-Free Fund of Kentucky at 800-437-1000 for account information or 800-437-1020 for general information.

              Thank you for investing with Churchill Tax-Free Fund of Kentucky."

CHURCHILL TAX-FREE FUND OF KENTUCKY

Recently we sent you proxy materials regarding the Annual Meeting of Shareholders. Our records indicate that we have not received your important vote. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting and avoid the possibility of an additional adjournment.
                                EVERY VOTE COUNTS

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. Any additional solicitations are costly and time-consuming. We urge you to vote your proxy now. You and all other shareholders will benefit from your cooperation.

There is no fee increase involved in the Advisory and Administration Agreement (Proposal No. 3)


After careful review, the Board of Trustees has unanimously recommended a vote "FOR" the proposals detailed in your proxy statement.

                                 1-866-615-7265




     Please vote now to be sure your vote is received in time for the April 25, 2008 Annual Meeting of Shareholders. Thank you for your participation

Aquila Funds has made it very easy for you to vote. Choose one of the following methods:

o Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (Open: M-F 9:30am - 9pm, Sat 10am - 6pm ET)
o Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.
o Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.
o        Mail in your signed proxy card in the envelope provided

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                        Voting takes only a few minutes.

                               PLEASE VOTE TODAY.